AGREEMENT FOR PROFESSIONAL SERVICES

THE PROJECT

PROJECT NAME	AmericaTowne Headquarters
ARCHITECT'S PROJECT NUMBER	1707.01
OWNER	AmericaTowne Inc.
ADDRESS	1100 Carrington Mill Blvd Morrisville, NC
OWNER'S REPRESENTATIVE	

DESCRIPTION OF SERVICES

Refer to attached proposal dated 10.30.2017

GENERAL TERMS OF AGREEMENT

ARTICLE 1. OWNERS RESPONSIBILITIES

1.1. The Owner shall provide full information regarding requirements for the Project. The Owner shall furnish such required information as expeditiously as necessary for the orderly progress of the Work, and the Architect shall be entitled to rely on the accuracy and completeness thereof.

1.2. The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services.

ARTICLE 2. USE OF ARCHITECT'S DOCUMENTS

The documents prepared by the Architect for this Project are instruments of the Architect's service for use solely with respect to this Project and, unless otherwise provided, the Architect shall be deemed the author of these documents and shall retain all common law, statutory and other reserved rights, including the copyright. The Owner shall be permitted to retain copies, including reproducible copies, of the Architect's documents for the Owner's information, reference and use in connection with the Project. The Architect's documents shall not be used by the Owner or others on other projects or for additions to this Project except by agreement in writing and with appropriate compensation to the Architect. The Architect's documents shall not be used for the completion of this Project by the Owner or others unless; (1) the Architect is adjudged to be in default under this Agreement and by agreement in writing or; (2) by agreement in writing and with appropriate compensation to the Architect.

ARTICLE 3. MEDIATION

Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to mediation in accordance with the rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

ARTICLE 4. TERMINATION

This Agreement may be terminated upon seven (7) days written notice by the Owner or the Architect. Upon termination, payment for all services rendered by the Architect and for Reimbursable Expenses incurred shall become immediately due and payable.

ARTICLE 5. GOVERNING LAW

The professional services performed shall be in compliance with the laws of the state wherein the Project is located. However, this Agreement is made and entered into in the State of North Carolina and shall be interpreted, and governed under the laws of the State of North Carolina.

ARTICLE 6. COSTS AND FEES

In the event of any dispute, claim or matter arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all expenses, including all attorney's fees and costs actually incurred by the prevailing party.

ARTICLE 7. REIMBURSABLE EXPENSES

The Architect may incur expenses such as shown on the attached "Invoice Schedule" while performing the required services for the Project and shall be reimbursed accordingly for such expenses by the Owner.

ARTICLE 8. PAYMENTS DUE

All compensation for Professional Services earned and Reimbursable Expenses incurred shall be due and payable monthly upon presentation of invoices therefore. If the Architect does not receive payment in full with thirty (30) days after such presentation, the Architect shall have the right to:

8.1. Suspend all work until payment is received; and/or

8.2. Apply a one percent (1 %) per month delinquency charge on the unpaid balance from the date of the invoice, but the payment of such charge shall not excuse the default in payment; and/or

8.3. Terminate the unperformed portion of this Agreement.

ARTICLE 9. BASIS OF COMPENSATION

The Architect shall be compensated by the Owner as noted on the attached proposal.

ARTICLE 10. EXHIBITS TO THE CONTRACT

The following attachments are included herein as part of this contract:

Proposal dated 10.30.2017
Invoice Schedule dated 1 January 2017

SEALS

JS ARCHITECTURE PLLC		**OWNER**	AmericaTowne, Inc.
NAME	James W. Smith, AIA	NAME	Alton Perkins
BY	[signature]	BY	[signature]
TITLE	Owner	TITLE	CEO
DATE	10.31.2017	DATE	10.31.2017

THIS AGREEMENT APPROVED AND ACCEPTED IN ITS ENTIRETY AS OF THE DATE NOTED WITH OWNER'S SEAL.

JS ARCHITECTURE PLLC

30 October 2017

Re: Proposal for Preliminary Planning & Architectural Services
AmericaTowne Headquarters
1100 Carrington Mill Blvd.
Morrisville, NC

I want to thank you again for your request for a proposal for the Preliminary Planning & Architectural Services for the AmericaTowne Headquarters. I'm very excited about the opportunity to design such a unique and challenging project.

PROJECT PROGRAM

The project will be the Headquarters for AmericaTowne, located on the 1.33 acre lot at 1100 Carrington Mill Blvd. The building size and parking layout will be such to maximize the total building area. The building will be 1 or 2 stories.

SERVICES

The goal for this phase of the project will be to obtain preliminary approval from Farrah, the Town of Morrisville, and Trinity Partners. My services required to obtain these approvals are noted below.

1. Produce 2 or more project options (i.e. 1-story or 2-story, etc.) that will include site plans, building plans, elevations, and sections, all in free-hand sketch format.
2. Meetings with Farrah & you to review project options and obtain preliminary approval.
3. Meetings with the Town of Morrisville to review project options and obtain preliminary approval.
4. Meetings with Trinity Partners to review project options and obtain preliminary approval.

Note that the fee estimate and schedule (as noted below) are based on the above scope of services. Although colored renderings are not included in this proposal, I will provide them if they're required for Trinity Partners' (or others') approval of the project.

SCHEDULE

If you approve this proposal, I can start my work immediately. My goal will be to obtain the preliminary approvals of the project from Farrah, the Town of Morrisville, and Trinity Partners within 30 days.

3017 Frank Perry Road
Hillsborough, NC 27278
919/632.0181
www.jsarc.com

FEE
I will invoice you for the hours worked on the project at the hourly rate of $170/hr., in lieu of $190/hr. as noted on the attached Invoice Schedule. Since I have no way of knowing (at this time) how many different options that I'll need to develop and the number submittals that I'll need to make to Trinity Partners (and the Town of Morrisville), the scope of my services (and cost) cannot be determined at this time. Therefore, I've provided an estimated range for my fee of $9,000 - $13,000. I will also charge for reimbursable expenses as shown on the schedule.

INVOICES & PAYMENTS
Invoices will be sent via email as specific work is completed. All invoices are to be paid upon receipt.

NEXT STEPS
Once we've obtained approvals from Farrah, the Town of Morrisville, and Trinity Partners, I'll have an understanding of the specific project program (1 or 2 stories, building square footage, site work requirements, etc.), and will provide a detailed proposal for the completion of the project thru building occupancy.

Please email me if you have any questions.

Again, thank you for this opportunity to present this proposal.

Best regards,

James W. Smith, AIA
JS ARCHITECTURE, PLLC

cc: Farrah Li

attachment: Invoice Schedule (dated 1 January 2017)

JS ARCHITECTURE PLLC

1 January 2017

INVOICE SCHEDULE

TIME
Services provided will be charged at hourly rates as noted.

PRINCIPAL	190.00
ARCHITECTURAL INTERN/CAD	75.00

REIMBURSABLE EXPENSES
Expenses incurred during the course of the project will be charged as noted.

KONICA PRINTS & COPIES		
Black & White	8 ½ x 11	.25
	11 x 17	.45
Color	8 ½ x 11	.75
	11 x 17	1.25

ADDITIONAL EXPENSES	
Mileage	.60/mile
Travel	Cost + 10%
Renderings	Cost + 10%
Presentation Materials	Cost + 10%
Outside Printing	Cost + 10%
FEDEX	Cost + 10%

CONSULTANTS
Consultants used during the course of the project will be charged as noted.

Consultants	Cost + 15%

Invoice Schedule effective 1 January 2017 thru 31 December 2017.

3017 Frank Perry Rd.
Hillsborough, NC
27278
919/632.0181
www.jsarc.com